Exhibit 10.2


                   AMENDMENTS TO 1990 LONG-TERM INCENTIVE PLAN
                   -------------------------------------------
                        (Effective as of March 8, 1995)



The third sentence of paragraph (a) of Article 3 of the Plan is hereby amended to read as follows:

"Notwithstanding the foregoing, (i) the aggregate number of shares that may be issued upon exercise of "incentive stock options" (as defined in paragraph (a)(1) of Article 5 hereof) shall not exceed 2% of the number of shares authorized under the Company's Certificate of Incorporation at the date of adoption of the Plan (subject to adjustment in accordance with the provisions of Article 11 hereof) and (ii) the maximum number of shares subject to Options (as hereinafter defined), with or without any related Stock Appreciation Rights (as hereinafter defined), that may be granted pursuant to Article 5 hereof to any Participant during any calendar year during any part of which the Plan is in effect shall be 2.5% of the maximum number of shares of Stock with respect to which Plan Awards may be granted during such year under the Plan determined in accordance with this paragraph (a) of this Article 3, subject to adjustment in accordance with the provisions of Article 11 hereof."

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